UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2012

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Bylaws

          (1) On January 18, 2012, the Company’s Board of Directors amended ARTICLE THREE, Section 3.2 of the Company’s Bylaws. The Bylaws are amended effective as of the annual meeting scheduled to be held on April 17, 2012, as described below. The amended and restated Bylaws are filed herewith.

          (2) The amendment to Section 3.2 decreases the size of the Company’s Board of Directors from thirteen to eleven persons effective on the annual meeting date in April, 2012 when two directors, Michael D. Rose and William B. Sansom, will retire at age 70 in accordance with the Board’s mandatory retirement policy.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated January 18, 2012 (amendment is not effective until annual meeting scheduled for April 17, 2012)

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: January 19, 2012	By:	/s/ Clyde A. Billings, Jr.

Senior Vice President, Assistant
General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-3.1	Bylaws of First Horizon National Corporation, as amended and restated January 18, 2012 (amendment is not effective until annual meeting scheduled for April 17, 2012)